Exhibit 10.13

Execution Version

AMENDMENT NO. 1 TO GUARANTY AGREEMENT

THIS AMENDMENT NO. 1 TO GUARANTY AGREEMENT (this “Amendment Agreement”) is made and entered into as of October 14, 2005 by EACH OF THE UNDERSIGNED MATERIAL SUBSIDIARIES OF THE BORROWER (each a “Guarantor” and collectively the “Guarantors”) and BANK OF AMERICA, N.A., as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Administrative Agent, the lenders party thereto (collectively, the “Prior Lenders” and individually each an “Prior Lender”) and Precision Castparts Corp., an Oregon corporation (the “Borrower”), entered into that certain Credit Agreement dated as of December 9, 2003 (as amended, restated, amended and restated, extended, supplemented, modified or replaced from time to time, the “Existing Credit Agreement”), pursuant to which the Prior Lenders agreed to make and have made available to the Borrower a revolving credit facility, including a letter of credit subfacility and a swing line subfacility, and a term loan facility in an initial aggregate principal amount of up to $700,000,000; and

WHEREAS, each Guarantor is a direct or indirect Domestic Subsidiary of the Borrower and has materially benefited directly or indirectly from the loans made available and letters of credit issued under the Credit Agreement, and will materially and directly benefit from the loans made available and to be made available, and the letters of credit issued and to be issued under, the Amended and Restated Credit Agreement (defined below); and

WHEREAS, each of the Guarantors entered into that certain Guaranty Agreement dated as of December 9, 2003 (as hereby amended and as from time to time hereafter amended, restated, amended and restated, extended, supplemented, modified or replaced, the “Guaranty”) made to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Guaranty), whereby each Guarantor guaranteed to the Administrative Agent for the benefit of the Secured Parties the payment and performance in full of the Borrower’s Liabilities (as defined in the Guaranty); and

WHEREAS, the Borrower has notified the Administrative Agent that the Borrower desires to amend and restate the Credit Agreement as of the date hereof in order to, among other things, (i) convert the entire facility into a revolving credit facility, (ii) extend the maturity date of the revolving credit facility, (iii) increase the maximum aggregate principal amount of the revolving credit facility to $1,000,000,000 (subject to an increase option) and (iv) make certain other amendments to the Credit Agreement (collectively, the amending actions to the Credit Agreement are referred to as the “Credit Agreement Amendments”), all on the terms and subject to the conditions set forth in that certain Amended and Restated Credit Agreement dated as of October 14, 2005 among the Borrower, the Administrative Agent, certain of the Prior Lenders and certain other lenders party thereto (collectively, the Prior Lenders and other lenders party thereto are referred to herein as the “Lenders” and such Amended and Restated Credit

Agreement, as from time to time amended, restated, amended and restated, revised, modified or supplemented, is referred to herein as the “Amended and Restated Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated Credit Agreement); and

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Amended and Restated Credit Agreement by the Administrative Agent and the Lenders was the obligation of the Borrower to cause each Guarantor to continue its obligations under the Guaranty, as amended by this Amendment Agreement, and to enter into this Amendment Agreement, and the Administrative Agent and the Lenders are unwilling to enter into the Amended and Restated Credit Agreement unless each of the Guarantors agrees to continue to guarantee the Borrower’s Liabilities, and in connection therewith that the Guarantors enter into this Amendment Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Guaranty. Subject to the terms and conditions set forth herein, the Guaranty is hereby amended as follows:

(a) All references to “Credit Agreement” in the Guaranty shall hereafter refer to the Amended and Restated Credit Agreement.

(b) Section 9 of the Guaranty is hereby amended to restate the last sentence of subsection (c) in its entirety to read as follows:

For purposes of this Guaranty Agreement, “Facility Termination Date” means the date as of which all of the following shall have occurred: (i) the Borrower shall have permanently terminated the credit facilities under the Loan Documents by final payment in full of all Outstanding Amounts, together with all accrued and unpaid interest and fees thereon, other than (A) the undrawn portion of Letters of Credit and (B) all letter of credit fees relating thereto accruing after such date (which fees shall be payable solely for the account of the L/C Issuer and shall be computed (based on interest rates and the Applicable Rate then in effect) on such undrawn amounts to the respective expiry dates of the Letters of Credit), in each case as have been fully Cash Collateralized or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made; (ii) all Revolving Credit Commitments shall have terminated or expired; (iii) the obligations and liabilities of the Borrower and each other Loan Party under all Related Swap Contracts shall have been fully, finally and irrevocably paid and satisfied in full and the Related Swap Contract shall have expired or been terminated, or other arrangements satisfactory to the counterparties shall have been made with respect thereto; and (iv) the Borrower and each other Loan Party shall have fully, finally and irrevocably paid and satisfied in full all of their respective obligations and liabilities arising under the Loan Documents, including with respect to the Borrower and the Obligations

(except for future obligations consisting of continuing indemnities and other contingent Obligations of the Borrower or any Loan Party that may be owing to the Administrative Agent or any Related Party of the Administrative Agent or any Lender pursuant to the Loan Documents and expressly survive termination of the Credit Agreement).

(c) Section 16 of the Guaranty is hereby amended to restate the first sentence of such Section in its entirety to read as follows:

The rules of interpretation contained in Sections 1.03 and 1.06 of the Credit Agreement shall be applicable to this Guaranty Agreement and each Guaranty Joinder Agreement and are hereby incorporated by reference.

(d) Section 18 of the Guaranty is hereby amended to replace the reference to “Section 10.07” with a reference to “Section 10.06”.

(e) Section 19 of the Guaranty is hereby amended to restate the last sentence of such Section in its entirety to read as follows:

Each Secured Party not a party to the Credit Agreement who obtains the benefit of this Guaranty Agreement by virtue of the provisions of this Section shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each Related Party of the Administrative Agent shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

(f) Section 21 of the Guaranty is hereby amended by deleting the last sentence of such Section.

2. Full Force and Effect of Guaranty; Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the Credit Agreement Amendments and to the amendments set forth in this Amendment Agreement, and hereby confirms and ratifies in all respects the Guaranty (as amended hereby) to which such Guarantor is a party (including without limitation the continuation of such Guarantor payment and performance obligations thereunder upon and after the effectiveness of this Amendment Agreement, the Credit Agreement Amendments and the amendments contemplated hereby and thereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.

3. Representations and Warranties. (a) Each Guarantor hereby certifies that after giving effect to this Amendment Agreement, the representations and warranties of the Guarantors contained in Section 11 of the Guaranty are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such date.

(b) Each Guarantor hereby represents and warrants that this Amendment Agreement has been duly authorized, executed and delivered by each Guarantor and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

(c) The Guarantors party hereto constitute all of the Material Subsidiaries of the Borrower required to be Guarantors pursuant to the terms of the Amended and Restated Credit Agreement as of the date hereof.

4. Conditions to Effectiveness. The effectiveness of this Amendment Agreement and the amendments to the Guaranty provided herein are subject to the satisfaction of the following conditions precedent:

(a) receipt by the Administrative Agent of originals, telecopies or electronic copies in secure document format (such as .pdf) (followed promptly by originals) of this Amendment Agreement, duly executed by each Guarantor and the Administrative Agent;

(b) receipt by the Administrative Agent of executed counterparts of the Amended and Restated Credit Agreement by the Borrower, the Administrative Agent and each Lender party thereto, and the Administrative Agent’s satisfaction that the conditions precedent contained in Section 4.01 of the Amended and Restated Credit Agreement have been satisfied; and

(c) such other documents, instruments and certificates as reasonably requested by the Administrative Agent.

Upon satisfaction of the conditions set forth in this Section 4, this Amendment Agreement shall be effective as of the date hereof.

5. Entire Agreement. This Amendment Agreement, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.

6. Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment Agreement by telecopy or electronic copy in secure document format (such as .pdf) shall be effective as delivery.

7. Governing Law. This Amendment Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

8. Enforceability. Should any one or more of the provisions of this Amendment Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9. References. All references in any of the Loan Documents to the “Guaranty” or the “Guaranty Agreement” shall mean the Guaranty, as amended hereby.

10. Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of each Guarantor, the Lenders, the L/C Issuer and the Administrative Agent and their respective successors, assigns and legal representatives; provided, however, that no Guarantor, without the prior consent of the Administrative Agent, may assign any rights, powers, duties or obligations hereunder.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Guaranty Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,

By:
Name:	Anthea Del Bianco
Title:	Vice President

Precision Castparts Corp.

Amendment No. 1 to Guaranty Agreement

Signature Pages

GUARANTORS:

PCC STRUCTURALS, INC.
PCC AIRFOILS LLC.
PCC SPECIALTY PRODUCTS, INC.
J&L FIBER SERVICES, INC.
ADVANCED FORMING TECHNOLOGY, INC.
WYMAN-GORDON COMPANY
PRECISION FOUNDERS INC.
WYMAN-GORDON FORGINGS (CLEVELAND), INC.
WYMAN-GORDON FORGINGS LP
By WGF I LLC, its General Partner
WYMAN-GORDON INVESTMENT CASTINGS, INC.
SPS TECHNOLOGIES, LCC
PCC COMPOSITES, INC.
CARMET INVESTORS, INC.
CARMET COMPANY
WG WASHINGTON STREET LLC
WGF I LLC
WGF II LLC
WG FORGINGS 3 LLC
WG FORGINGS 2 LLC
INTERNATIONAL EXTRUDED PRODUCTS, LLC
CANNON-MUSKEGON CORPORATION
GREENVILLE METALS, INC.
GREER STOP NUT, INC.
HOWELL PENNCRAFT, INC.
M. ARGUESO & CO., INC.
METALAC FASTENERS, INC.
NSS TECHNOLOGIES, INC.
SPS INTERNATIONAL INVESTMENT COMPANY
SPS TECHNOLOGIES WATERFORD COMPANY
UNBRAKO, LLC
AVIBANK MFG., INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Vice President-Treasurer and Assistant Secretary

Precision Castparts Corp.

Amendment No. 1 to Guaranty Agreement

Signature Pages